                                                                    EXHIBIT 10.5

                           DISTRIBUTORSHIP AGREEMENT



between
     HMT
     High Medical Technologies GmbH
     a company organised and existing under the laws of Germany and having its principal place of business at
     Prussingstrasse 41, 07745 Jena; Germany
     validly represented by its Managing Director, Mr. Joachim Voss

     -hereinafter referred to as "HMT" -

and
     OssaTronics, Inc.
     a company organised and existing under the laws of Georgia and having its principal place of business at
     1608 Greenview Court, Woodstock, Georgia 30188, USA validly represented by its President John Warlick

     -hereinafter referred to as "distributor" -.


                                    PREFACE

In recent years HMT has advanced the technology of Osteogenesis by application of acoustical shock wave energy. The technology was proven by some operating prototype instruments and is now in serial production. HMT will furnish the distributor with clinical data, in order to prove efficacy and safety of the contract products.
The distributor has decided that this product is suitable for the market, in which the distributor is already actively doing business.
Both parties agree that there is still a strong effort required to make this product a commercial success.
After HMT has invested significant funds into the technical development, the distributor accepts that the development of the market will be in principle on his expense.

OssaTronics agrees to immediately use its best efforts to obtain FDA approval to market this device. At a minimum OssaTronics agrees to engage Device Assists, Glenn Conklin on a full time basis (agreement attached) to pursue such approval. HMT agrees to use their best efforts to support distributor and/or Device Assist.

The parties agree as follows:

                                      ss.1
                           SUBJECT MATTER OF CONTRACT

(1) HMT confers to distributor for the territory as listed in EXHIBIT 1 (hereinafter referred to as "contract territory") a right of exclusive distribution of the medical instruments listed in EXHIBIT 2 and an exclusive franchise, including service parts and consumables, for such instruments ("contract products").

(2) Improvements and advancements of these medical instruments developed and launched by HMT and designed for the same kind of medical treatment as the contract products shall be offered to the distributor and be distributed by distributor pursuant to the terms of this contract.

(3) HMT reserves the right to discontinue certain item of the contract products with 3 months notice prior to the discontinuation by registered letter. Should there be dispute whether medical instruments of HMT are part of the contract products, then HMT's position will be controlling.
     If HMT discontinues the production of any contract products, it agrees to supply and make deliveries of accessories, consumables, disposables and service spare parts to distributor for a period of two years after the date of its notice of discontinuation.


                                     ss. 2
                              INDEPENDENT MERCHANT

(1) The distributor will purchase and sell the products in his own name and for his own account. He will be acting as an independent merchant with respect to HMT as well as with respect to his customers and third parties and shall look after the interest of HMT with the care of a prudent merchant.

                                      ss.3
                                   CUSTOMERS

(1) HMT will exclusively supply the distributor with the contract products for the purpose of reselling same in and for the territory. HMT will not commission any third party with the distribution or the representation of the contract products in and for the territory and will pass on all orders or inquiries of third parties out of the territory to distributor.

(2) Distributor will not solicit customers for the contract products outside of the contract territory. Orders or inquiries which distributor will receive from third parties outside of the territory, he will immediately pass on the HMT. Distributor shall refrain from establishing any branch or from maintaining any distribution depot outside of the territory.

(3) Distributor will advise HMT in writing as soon as he finds out or has reasons to believe that a customer makes deliveries of the contract products to areas outside of the territory.

                                     ss. 4
                     Prices, Terms of Payment and Delivery

(1) HMT will supply the contract products at prices as agreed with the distributor on an annual basis as set forth in EXHIBIT 3.

(2) Prices are quoted ex works HMT.
    All contract products are delivered against irrevocable letter of credit, payable on delivery of the merchandise unless alternative financing arrangements are agreed upon, in writing, in advance.


                                     ss. 5
                              Purchase Commitment

After FDA approval the distributor agrees to purchase an amount equal to ten
(10) units per year in approximately equal monthly increments for the remainder of the term of this agreement. As long as distributor has purchased an average of 10 systems per year, this agreement shall remain in force. Should the distributor fail to satisfy these purchase commitment, HMT may terminate this agreement with 6 month notice. Such termination shall be the exclusive remedy available to HMT. Any increase in quantity will be advised not later than four month in advance.


                                     ss. 6
                       Obligations of Distributor and HMT

(1) Distributor shall use the best efforts to promote the distribution of the contract products in the territory. For this purpose, he shall keep reasonable sales organisation within the territory at his expense and will also keep a minimum stock of instruments of each type and the respective spare parts in order to insure prompt supply of his customers.

(2) From time to time the parties will discuss together the sales situation, at least in semiannual intervals, and will prepare sales projections as well as discuss suitable steps to promote sales.

(3) Distributor shall make adequate expenditures in order to advertise the contract products. HMT shall support the advertising by providing appropriate advertising- and information-material. HMT is entitled to advertise within the contract territory.

(4) Distributor shall be responsible to obtain the necessary approval for the contract territories at his own expense.
    Distributor will use the best efforts to get such approvals as soon as possible.

(5) HMT will promote such efforts only to the extent that technical specification of the contract products is concerned.
    Any clinical trials have to be supported and paid for by the distributor.

                                     ss. 7
                                   Reporting

(1) Distributor will report to HMT quarterly on
    -  the sales following the previous report
    -  the estimated supply quantities for the forthcoming quarter
    -  technical objection of customers, if any;
    -  advertising.

(2) Moreover, distributor will give HMT all current information which is in any way significant for the sale of the products in the territory, e.g. the competitive situation including names, prices and products of competitors and a description for their competitive attitudes as well as - insofar as possible violations of HMT's industrial property right by third parties. HMT's right to make its own investigations and market researches in the territory is not prejudiced by this.

(3) HMT on its part will assist distributor by appropriate information and other assistance.


                                     ss. 8
                           Industrial Property Rights

(1) HMT will supply the contract products to distributor ready for use by the end-consumer. Distributor, after taking delivery, will not make any alteration or any additions to the packaging as well as its design and labelling; likewise he will not make any alterations or additions to the contract products without written approval from HMT to do so.

(2) The distribution of the product shall be made under HMT's and the distributor's trademarks. Distributor shall be authorised for the term of this contract at the latest, the authority being revocable at any time, to use HMT's trademarks in doing business when distributing the contract products. The distributor may not use such marks as well as confusing marks and designations as part of his firm name, nor may he register same for himself. The distributor recognises the right of HMT and the companies affiliated with HMT as to the name and trademarks.

(3) Should a third party assert a claim against distributor for violation of its industrial property rights on account of the contract products, the distributor must immediately advise HMT thereof in writing. Upon request, distributor will provide every reasonable assistance to HMT in the defence of the property rights. HMT can demand that the distributor ceases the action (situation) which was subject to the objection, without distributor being able to make any claims against HMT for that reason.

(4)  Existing patents in the United States

     There is at least one (1) patent in the U.S. pertaining to the subject products, that needs careful consideration between distributor and HMT before acting in the U.S. market. This is the "Bulgarians Patent". HMT agrees to use its best efforts to acquire the patent rights through a license agreement or otherwise such that the distributor can sell the subject products without violating the above patent.

     Distributor and HMT agree to equally share the cost of the acquisition of such license and/or patent rights.


                                     ss. 9
                                    Warranty

(1) All contract products are warranted against original defect in material or workmanship. This warranty applies for 12 (twelve) months effective from the date of sales by the distributor but no longer than 18 (eighteen) months from the date of invoice from HMT to the distributor.

     HMT will repair or replace on ex works basis all products which prove to be defective during the warranty period provided they are returned to HMT.

     Any other warranty - either expressed or implied - is excluded.


(2) HMT will supply at no charge a basic stock of spare parts that will include at least one of each component used in the OssaTron instrument.


                                     ss. 10
                     Duration and Termination of Agreement

(1) Unless otherwise provided herein this agreement is effective for an indefinite period of time. After the first six (6) years it is subject to twelve (12) months notice period to be given by either party by registered letter.

(2) This agreement may be terminated at any time with immediate effect for cause. Cause is deemed to exist in particular, if

     - an application for the opening of bankruptcy or composition proceedings over the assets of any one party is made;

     - enforcement measures are brought against any one party unless such matters have been settled within six weeks after they were brought;

     -    any one party defaults within its payment for more than eight weeks.

     -    the distributor fails to meet his purchase commitments (ss.5).

(3) After notice of termination has been given by the distributor, HMT shall be entitled to distribute the contract products in the territory itself. However, HMT will make deliveries of disposables and service spare parts to distributor for a period of 2 (two) years after the effective day of termination.

     During the notice period the distributor shall have the right to continue the sales of his inventory of contract products.

(4)  Upon termination of this agreement:

- Distributor will immediately remove all references to HMT and its trademarks, firm names and design rights from all business stationery, printed matters, advertising announcements, business premises etc. and will refrain from any such further reference. Distributor will make his efforts to return to HMT any advertising material, sales literature and similar material which was made available by HMT.

- All the rights granted under this agreement to distributor will terminate. Such rights return to HMT or have to be returned to HMT. Distributor agrees to make in proper form all declarations which may be necessary in order to transfer such rights to HMT.

- The FDA approval will be transferred from the distributor to HMT or HMT's assignee. The distributor agrees to make in proper form all declarations which may be necessary in order to transfer such rights to HMT. After completion of such transfer the distributor will be entitled to a compensation of all cost incurred for such FDA approval, limited however to a maximum amount of US $500.000,--.


                                     ss. 11
                                Confidentiality

Distributor will treat business and operational secrets with absolute confidentiality and will not exploit same for himself - even after termination of this agreement.


                                     ss. 12
                                  Competition

The distributor agrees that he will not produce and distribute - be it directly or indirectly - any products identical with or similar to the contract products or otherwise competing with the contract products or the distribution of such contract products or otherwise - be it directly or indirectly - participate therein. The distributor shall also otherwise sustain from any direct or indirect competition vis a vis HMT with regard to the contract products.

In particular, he must not, inside and outside the territory, directly or indirectly, act as dealer, commission agent or sales agent for any third party producing or distributing identical or similar products. This shall also apply if the sale of used goods is involved. Any exceptions require the prior written consent of HMT.

The foregoing obligations of distributor apply during the duration of the contract including a notice time.

The parties agree that the distributor may service, broker, sell or otherwise distribute and market any extra corporal shock wave lithotripter unit. Such units include but are not limited to Siemens Lithostar and Dornier HM3 and HM4 Lithotripters.

                                     ss. 13
                                     OPTION


The Parties agree that there may be a mutual interest to have the contract products manufactured under license by the distributor or its affiliates.

If and when the market for the contract products requires the manufacture of the contract products inside the contract territory HMT will enter into a Manufacturing Agreement with the distributor to ensure an optimum supply for the market.

The terms and conditions of such Manufacturing Agreement will be agreed separately.


                                     ss. 14
                                 MISCELLANEOUS

(1) The rights and obligations under this contract can be assigned only with the written consent of the other party.
     Both parties agree to the assignment of the rights and the obligations of this contract by either party to the parent company, a wholly owned subsidiary or newly formed company comprised of the sale majority ownership as the distributor and which is established for the sole purpose of distributing the HMT "OssaTron" as herein contemplated.
     The parties acknowledge that it may be in the mutual interest to otherwise transfer the distribution rights and obligations herein.
     HMT reserves the right to subcontract the manufacture of the contract products to any third party in any territory, however HMT shall inform the distributor if this is planned.

(2) This agreement shall be executed in two counterparts, each of which shall for all purposes be deemed an original. Amendments must be in writing and signed by both parties. Notices of termination pursuant to the provisions of this contract must be given by registered letter.

(3) Should any provision of this agreement be unenforceable or invalid, this shall not affect the validity of the remaining provisions of this agreement. The parties are obligated to substitute for the unenforceable or invalid provision and enforceable or valid provision, which, from an economical point of view, comes closest to the purpose pursued by the unenforceable or invalid provision.

(4) The parties agree that the conditions of a compensation claim - also in analogous application of the German Commercial Code - shall not be fulfilled at the time of the termination of this agreement.
     Distributor shall therefore not have any compensation claim or similar claim on account of termination of this agreement.

(5)  This agreement shall be governed by the laws of the State of Georgia.

(6) This agreement replaces all previous oral and written agreements between HMT and distributor.

(7) HMT agrees to adequately train a minimum of three (3) representatives of the distributor. Such training shall include installation, operation and maintenance of the contract products listed in exhibit 2 hereto as well as any other areas necessary for the distributor to service and distribute the products listed herein. Such training shall be at a location designated by HMT. The distributor agrees to incur all cost associated with such training.

(8) All controversies arising between the parties regarding performance under this agreement shall resolve in arbitration. Such arbitration shall be governed by the arbitration act.

(9) All notices pursuant to this agreement shall be in writing and shall be sufficiently given if mailed, postage prepaid, by certified or registered mail, to the following addresses:


For HMT:                                     For the distributor:

High Medical Technologies GmbH               OssaTronics, Inc.
Prussingstrasse 41                           1608 Greenview Ct.
07745 Jena                                   Woodstock, Georgia 30188
Germany                                      USA


HMT by                                       Distributor by

/s/ Joachim Voss                              /s/ John Warlick
----------------                             -----------------
(Joachim Voss)                               (John Warlick)

Date: 22. Nov. 1994                          Date: Nov. 22nd 1994

                                   EXHIBIT 1


Contract Territory

USA
Canada
Mexico



                                   EXHIBIT 2


Contract Products
(1) OssaTron OSA 120
(2) Accessories and Spare parts thereof
(3) Consumable and Disposables hereto



                                   EXHIBIT 3


Prices
------

(1)  The price for the OssaTron instrument shall be as follows:

     (a) US$ 250.000 for each instrument purchased prior to FDA approval provided that such instruments are used at an Investigational Device Exemption site.

     (b) US$ 300.000 per instrument purchased subsequent to FDA approval

(2) The prices above are subject to adjustment if the exchange rate of the US$ to the German Mark varies more than 10% from the basis of 0,60 US$ per 1,00 DM. Beyond this limit both parties will share the cost or benefit of exchange rate variations.

e.g. a gain of 12% of the dollar value will result in a 6% lower price.
     a loss of 12% of the dollar value will result in a 6% higher price.

                           DISTRIBUTORSHIP AGREEMENT


Between
     High Medical Technologies Entwicklungs + Vertriebs AG, a company organized and existing under the laws of Switzerland, and having its principal place of business at:

                                 Bachstrasse 8
                                8280 Kreuzlingen
                                  Switzerland,

      validly represented by its Directors, Dr. Werner Schwarze and Joachim Voss, and hereinafter referred to as "HMT,"

and
      HealthTronics, Inc., a company organized and existing under the laws of Georgia, and having its principal place of business at:

                              13 West Park Square
                                    Suite B
                            Marietta, Georgia 30060
                                    U.S.A.,

      validly represented by its President, Roy S. Brown, and hereinafter referred to as "DISTRIBUTOR."

                                    PREAMBLE

In recent years HMT has advanced the technology of extracorporeal shock wave lithotripsy. The technology was proven by some operating prototype instruments, and is now in serial production.

The DISTRIBUTOR has decided that the Contract Products, as described in Exhibits 2 and 4, are suitable for the market, in which the DISTRIBUTOR is already actively doing business.

HMT and the DISTRIBUTOR agree that there is still considerable effort required to make the Contract Products a commercial success.

HMT has invested significant funds into the technical development of the Contract Products; therefore, the DISTRIBUTOR accepts that the development of the market will be at its expense.

HMT agrees to use their best efforts to support the DISTRIBUTOR for the PMA. HMT will furnish the DISTRIBUTOR with certain clinical data from Europe in order to assist in proving efficacy and safety of the Contract Products.

HMT and the DISTRIBUTOR agree as follows:

                                   ARTICLE 1
                          SUBJECT MATTER OF AGREEMENT


(1) HMT confers to DISTRIBUTOR for the territory as listed in Exhibit 1 (hereinafter referred to as "Contract Territory") the right of exclusive distributorship of the medical instruments listed in Exhibit 2, including service parts and consumables for such instruments. HMT and the DISTRIBUTOR hereby agree to amend Exhibit 2 by written instrument from time-to-time as necessary to amend the list of medical instruments to which this Agreement applies. The medical instruments listed on such Exhibit 2 shall be referred to in this Agreement as the "Contract Products."

(2) Improvements and advancements of the Contract Products developed and launched by HMT, and designed for the same or similar kind of medical treatment as the Contract Products, shall be offered to the DISTRIBUTOR for distribution pursuant to the terms of this Agreement.

(3) HMT reserves the right to discontinue certain items of the Contract Products by providing notice of it's intent via registered letter with six (6) months notice.

         If HMT discontinues the production of any Contract Products it agrees to supply and make deliveries of accessories, consumables, disposables, and service spare parts to the DISTRIBUTOR for a period of two (2) years after the date of its notice of discontinuation.

         Should HMT exercise its discontinuation rights under this article, HMT will, upon written request, provide to DISTRIBUTOR all drawings, technical descriptions, and other such know-how and rights that may be necessary in order for the Distributor to continue production of the discontinued items.

                                   ARTICLE 2
                             INDEPENDENT CONTRACTOR

HMT and the DISTRIBUTOR intend to act as independent contractors, and nothing in this Agreement shall create, or be construed to create, any partnership or joint venture among HMT and the DISTRIBUTOR. Further, the DISTRIBUTOR will purchase and sell the Contract Products in its own name for its own account. As such, it will be acting as an independent contractor with respect to HMT, as well as with respect to its customers and third parties.


                                   ARTICLE 3
                                   CUSTOMERS

(1) The Contract Territory for the Contract Products is exclusive to the DISTRIBUTOR. The Contract Territory defined in this Agreement is the United States, Canada, and Mexico, as more exactly detailed under
         Exhibit 1.

         Any and all leads and inquiries for the Contract Products relative to the Contract Territory received by HMT will be immediately forwarded to the DISTRIBUTOR.

(2) Any and all leads and inquiries for the Contract Products received by the DISTRIBUTOR for territories other than those defined under Exhibit 1 will be immediately forwarded to HMT. Any exceptions must be agreed upon between HMT and the DISTRIBUTOR in writing.


                                   ARTICLE 4
                     PRICES, TERMS OF PAYMENT, AND DELIVERY

(1)      HMT and the DISTRIBUTOR agree to amend the pricing as detailed in
         Exhibit 3 from time-to-time, as necessary, under consideration of prevailing market conditions. The prices applied to each order of Contract Products shall be those in effect at the time such order is transmitted to HMT by the DISTRIBUTOR.

(2) Payment by the DISTRIBUTOR to HMT for the Contract Products will be made by an irrevocable letter of credit, payable upon delivery of the Contract Products unless alternative financing arrangements have been agreed upon, in writing, in advance.

(3)      Delivery of the Contract Products by HMT will be made ex works HMT.


                                   ARTICLE 5
                                 INITIAL ORDER

(1) For the IDE sites within the U.S Food and Drug Administration (FDA) pre-market approval, the DISTRIBUTOR will purchase four (4) lithotripsy systems (items 1, 2, and 3 of Exhibit 2) within thirty
         (30) days from the date that both the DISTRIBUTOR and HMT execute this Agreement.

(2)      The ex works price for each of the four (4) systems contemplated by
         Article 5.1 shall be U.S. $360,000.

(3) HMT shall cause the initial Contract Products referenced in Article 5.1 above to be delivered within 120 days after HMT's receipt of the Distributor's order.

(4)      The payment terms for this initial order shall be as follows:

         - 50% of the purchase price shall be paid within thirty (30) days after date of order;

         - 25% of the purchase price shall be paid upon delivery of each system;

         - 15% of the purchase price within twelve (12) months after date of delivery;

         - 10% of the purchase price shall be paid within thirty (30) days after FDA approval.

(5) Complete documentation, including operating manuals, troubleshooting guide, service manuals, and other relevant instruction papers will be provided in the English language by HMT to the DISTRIBUTOR within forty-five (45) days after the execution of this Agreement.


                                   ARTICLE 6
                              PURCHASE COMMITMENT

After receipt of pre-market approval from the FDA allowing the sale of the Contract Products by the DISTRIBUTOR in the United States, the DISTRIBUTOR agrees to purchase at least twelve (12) complete lithotripers (Exhibit 2, items 1, 2, and 3) per year for the remainder of the term of this agreement. The DISTRIBUTOR shall use its best efforts to spread its purchase activities evenly over the twelve (12) month period.


                                   ARTICLE 7
                       OBLIGATIONS OF DISTRIBUTOR AND HMT

(1) The DISTRIBUTOR shall use its best efforts to promote the distribution of the Contract Products in the Contract Territory. For this purpose the DISTRIBUTOR shall undertake reasonable sales efforts within the Contract Territory at its expense, and will also keep a minimum stock of instruments of each type and the respective spare parts in order to insure prompt supply to its customers.

(2) The DISTRIBUTOR shall make adequate expenditures in order to advertise the Contract Products. HMT shall support the advertising by providing appropriate advertising and information material as requested and deemed appropriate by the DISTRIBUTOR. HMT may undertake its own advertising in the Contract Territory only after receiving prior written approval from the DISTRIBUTOR.

(3) The DISTRIBUTOR, at its expense, shall prepare all applications for, and conduct all clinical trials necessary to obtain, pre-market approval or any other approval of the FDA that will permit the DISTRIBUTOR to sell the Contract Products in the United States. The DISTRIBUTOR shall use its best efforts to secure such FDA approval as soon as possible.

         HMT hereby agrees that it shall, at its expense, provide, in the English language, all technical data, information, and support in connection with the DISTRIBUTOR'S efforts to obtain FDA approval as is reasonably requested by the DISTRIBUTOR.

         Further, HMT shall modify the Contract Products as necessary to secure and maintain the FDA approval. HMT shall, at its expense, take all measures necessary to ensure compliance with GMP as called for by the FDA, and ensure such compliance from its key subsuppliers. HMT further agrees to appoint a Quality Assurance Director responsible for its GMP issues and those of its key subsuppliers. The DISTRIBUTOR will provide advice to support HMT on the GMP issue as defined from time to time by the FDA.

(4) At all times during the term of this Agreement the DISTRIBUTOR shall have the right to purchase, and HMT shall sell to the DISTRIBUTOR, all spare parts and consumables for the Contract Products at prices to be agreed upon.


                                   ARTICLE 8
                                   REPORTING

(1) The DISTRIBUTOR shall make appropriate personnel available to HMT to discuss the DISTRIBUTOR'S sales situation from time-to-time, to prepare sales projections, to discuss sales promotion techniques, and to describe market information, such as the names, manufacturers, and prices of competitive products, to the extent available and known by the DISTRIBUTOR. The DISTRIBUTOR will also provide technical updates, modification suggestions, and information as may be necessary and applicable.

(2) HMT will provide from time-to-time such technical and marketing support as may be necessary and available to assist the DISTRIBUTOR in the performance of this Agreement.

                                   ARTICLE 9
                         INTELLECTUAL PROPERTY RIGHTS

(1) HMT will supply the Contract Products to the DISTRIBUTOR ready for use by the end-consumer. The DISTRIBUTOR, after taking delivery, will not make any alterations or additions to the packaging, as well as its design and labelling; likewise, the DISTRIBUTOR will not make any alterations or additions to the Contract Products without written approval from HMT to do so; provided, however, that HMT shall take all steps, make all modifications, and affix or provide all labels and warnings requested by the FDA or required by the FDA to secure and maintain the FDA approval secured by the DISTRIBUTOR persuant to
         Article 7.3 of this agreement.

(2) The DISTRIBUTOR acknowledges that the Contract Products will be labelled with the trademarks of HMT. HMT hereby represents and warrants that all Contract Products bearing such trademarks shall appropriately bear such trademarks and that nothing in any agreement shall prohibit the sale or distribution of such Contract Products pursuant to this Agreement. During the term of this Agreement, except as otherwise designated by the holder of the trademark, HMT shall secure the DISTRIBUTOR'S right to market and distribute the Contract Products under the trademarks of HMT associated with such Contract Products. The DISTRIBUTOR may not use such marks, as well as confusing marks and designations, as part of its firm name, nor may it register same for itself. The DISTRIBUTOR recognizes the right of HMT and the companies affiliated with HMT as to the name and trademarks.

(3) In the event of third party claims against the DISTRIBUTOR for violation of its intellectual property rights relating to the Contract Products, the DISTRIBUTOR will notify HMT in writing describing such claim. The DISTRIBUTOR shall provide reasonable assistance to HMT in the event of such claims, including the cessation by the DISTRIBUTOR of any practice that resulted in said claim; this provided said claim is proven to be valid.

                                   ARTICLE 10
                                    WARRANTY

(1) All Contract Products are warranted against original defect in material and workmanship. This warranty applies for twelve (12) months, effective from the date of installation by the DISTRIBUTOR, but no longer then eighteen (18) months from the date of invoice from HMT to the DISTRIBUTOR.

         HMT will repair or replace on CIF Atlanta basis all Contract Products which prove to be defective during the warranty period. Selection of transport mode of the replacement parts is to be determined by HMT. Should the DISTRIBUTOR require changes to the selected method of transport chosen by HMT with respect to the replacement parts, the transport costs will be borne by the DISTRIBUTOR. The DISTRIBUTOR will return defective parts to HMT, at HMT's expense, if requested to do so. Any other warranty, either expressed or implied, is excluded.

(2) HMT will supply at no charge a basic stock of spare parts that will include at least one (1) of each component used in the shockhead of the lithotripter. An exact list of such spare parts is to be agreed upon by HMT and the DISTRIBUTOR.


                                   ARTICLE 11
                     DURATION AND TERMINATION OF AGREEMENT

(1)      Unless this Agreement is terminated for cause in accordance with
         Article 11.3 based upon the provisions provided, or as otherwise provided herein, this Agreement is effective for an indefinite period of time. After the first five (5) years it is subject to twelve (12) months notice, which can be given by HMT or the DISTRIBUTOR by registered letter.

(2) This Agreement may be terminated by HMT without notice and with immediate effect if the DISTRIBUTOR advises HMT in writing that it is abandoning its efforts to secure FDA approval for the Contract Products.

(3) This Agreement may be terminated by HMT or the DISTRIBUTOR at any time, with immediate effect for cause. Cause is deemed to exist in particular if:

         - HMT or the DISTRIBUTOR enters into receivership or bankruptcy proceedings;

         - HMT or the DISTRIBUTOR is delinquent in payments beyond a reasonable time period;

         - the DISTRIBUTOR fails to meet it's purchase commitments as provided for in this Agreement;

         -   HMT does not support necessary efforts to obtain GAP.

(4) After notice of termination has been given by the DISTRIBUTOR to HMT, HMT shall be entitled to distribute the Contract Products in the Contract Territory. HMT will, however, continue to make deliveries of disposables and service spare parts to the DISTRIBUTOR for a period of two (2) years after the effective date of termination in accordance with the conditions provided for in this Agreement.

         During the notice period the DISTRIBUTOR shall have the right to continue the sales of its inventory of Contract Products.

(5)      Upon termination of this Agreement:

         - The DISTRIBUTOR will immediately remove all references to HMT trademarks, firm names, and design rights from all business stationary, printed matters, advertising announcements, and business premises. The DISTRIBUTOR will make its best efforts to return to HMT any advertising material, sales literature, and similar material which was made available by HMT.

         - All the rights granted under this Agreement to the DISTRIBUTOR will terminate, except as otherwise provided in Articles 1.2, 7.4, 9.1, 9.2, 9.3, and 10.1. Such rights return to HMT, or have to be returned to HMT. The DISTRIBUTOR agrees to make in proper form all declarations which may be necessary in order to transfer such rights to HMT.

         - The FDA approval will be transferred from the DISTRIBUTOR to HMT, or HTM'S assignee. The DISTRIBUTOR agrees to make in proper form all declarations which may be necessary in order to transfer FDA approval to HMT. After completion of such transfer the DISTRIBUTOR will be entitled to compensation of all costs incurred for such FDA approval, limited to a maximum amount of U.S. $500,000.


                                   ARTICLE 12
                                CONFIDENTIALITY

The DISTRIBUTOR will use its best efforts to treat as confidential all trade secrets of HMT that are presented to the DISTRIBUTOR as "trade secrets" of HMT, and will not exploit such trade secrets for itself. The provision of this
Article 12 shall not apply to information learned by the DISTRIBUTOR prior to the execution of this Agreement, or learned by the DISTRIBUTOR from third parties not under any duty of confidentiality.


                                   ARTICLE 13
                                  COMPETITION

During the Agreement period the DISTRIBUTOR will not produce or distribute, either directly or indirectly, any products, new or used, which are identical or similar to the Contract Products either in the Contract Territory or in any other territory, beyond its current line of products which is as follows:

         - Brokering, selling, distributing, and marketing of previously owned extracorporeal shock wave lithotripters, including, but not limited to Siemens Lithostar, Dornier Models HM3, HM4, and MFL 5000, and the Medstone Model STS. Moreover, the DISTRIBUTOR provides complete lithotripsy service, as well as refurbishing of lithotripters and associated parts and consumables.

                                   ARTICLE 14
                                 MISCELLANEOUS

(1) The rights and obligations under this Agreement can be assigned only with the prior written consent of either HMT or the DISTRIBUTOR.

         Both HMT and the DISTRIBUTOR agree to the assignment of the rights and the obligations of this Agreement by either HMT or the DISTRIBUTOR to its respective parent company, a wholly owned subsidiary, or a newly formed company comprised of the same majority ownership, provided such entity is committed to the purpose of distributing the Contract Products according to this Agreement.

         HMT reserves the right to subcontract the manufacture of the Contract Products to any third party in any territory; however, HMT shall inform the DISTRIBUTOR if this is planned. Prior to any transfer HMT will provide satisfactory proof of GMP qualifications for the third party. Any costs related to obtaining GMP for the third party will be borne exclusively by HMT or the third party. HMT will ensure that there will be no delivery interruptions of the Contract Products to the DISTRIBUTOR in the event of such transfer.

(2) This Agreement shall be executed in duplicate, each of which shall for all purposes be deemed an original. Amendments must be in writing and signed by both HMT and the DISTRIBUTOR. Notices of termination pursuant to the provisions of this Agreement must be provided by registered letter.

(3) Should any provision of this Agreement be unenforceable or invalid, this shall not affect the validity of the remaining provisions of this Agreement. HMT and the DISTRIBUTOR are obligated to substitute for the unenforceable or invalid provision an enforceable or valid provision, which, from an economical point-of-view, comes closest to the purpose pursued by the unenforceable or invalid provision.

(4)      This Agreement shall be governed by the laws of Switzerland.

(5) This Agreement represents the entire understanding of HMT and the DISTRIBUTOR with respect to the subject matter of this Agreement. Accordingly, all prior oral and written understandings, representations, and agreements regarding the subject matter of this Agreement are hereby superseded and replaced by the terms of this Agreement.

(6) HMT agrees to adequately train a minimum of three (3) representatives of the DISTRIBUTOR. Such training shall include installation, operation, and maintenance of the Contract Products listed in Exhibit 2 hereto, as well as any other areas necessary for the DISTRIBUTOR, to obtain or support the procurement or maintenance of the FDA approval, and to service and distribute the Contract Products listed herein. Such training shall be at a location designated by HMT. The Distributor agrees to bear all of its own costs associated with such training.

(7) Disputes arising between EMT and the Distributor regarding performance under this Agreement shall be resolved by arbitration utilizing the Swiss-American Chamber of Commerce rules.

(8) All notices pursuant to this Agreement shall be in writing and shall be sufficiently given if mailed, postage prepaid, by certified or registered mail, to the following addresses:

For HMT:                                    For the Distributor:
High Medical Technologies                   HealthTronics, Inc.
Entwicklungs + Vertriebs AG                 Attention: The President
Attention: The President                    13 West Park Square
Bachstrasse 8                               Suite B
8280 Kreuzlingen                            Marietta, Georgia 30060
Switzerland                                 U.S.A.

(9) HMT and the DISTRIBUTOR agree that the electrode associated with the lithotripsy unit included in the Contract Products shall be included on
    Exhibit 2. In the event that HMT and the DISTRIBUTOR agree that such electrode is refurbishable at any time during the term of this Agreement, the DISTRIBUTOR shall be allowed to refurbish all electrodes used in the operation of the lithotripsy units sold by the DISTRIBUTOR or operated in the Contract Territory. In addition, HMT agrees to negotiate in good faith with the DISTRIBUTOR any additional agreement whereby the DISTRIBUTOR WOULD be the exclusive United States refurbisher and manufacturer of electrodes or lithotripters in the event HMT desires to assemble or manufacture its lithotripsy units or electrodes in the United States. HMT's obligation to negotiate exclusively with the DISTRIBUTOR regarding such assembly or manufacture of such products shall extend for a period of ninety (90) days after HMT determines to pursue the assembly or manufacture of such products in the United States.

IN WITNESS WHEREOF, HMT and the DISTRIBUTOR have caused this Agreement to be executed by their duly authorized officers or representatives as of the dates written below their signatures.

EMT by:                                         DISTRIBUTOR by:

/s/                                             /s/
---------------------------------               -----------------------------
(J. Voss)      (Dr. W. Schwarze)                (Roy S. Brown) (John Warlick)




Date:      24  JAN. 1996                        Date:    22 JAN. 1996
    ----------------------------                    ------------------------

                                    EXHIBIT 1


CONTRACT TERRITORY

United States, including Puerto Rico, The U.S. Virgin Islands, and
Guam

Canada

Mexico

                                    EXHIBIT 2


CONTRACT PRODUCTS

Complete lithotripter, currently designated as the "LithoTron Lithotripter," which includes, but is not limited to, the following key components (items 1, 2, and 3,) accessories, and consumables:

(1)  Lithotripter Shockhead

(2)  Control Unit, Attachment, Patient Stretcher, ECG-Trigger

(3)  X-Ray C-Arm,

(4)  Accessories and Spare Parts thereof

(5)  Consumables and Disposables hereto

                                    EXHIBIT 3


PRICES

(1)  The ex works prices for the Contract Products (items 1, 2, and 3 of
     Exhibit 2) shall be as follows:

     a. U.S. $360,000 for each system purchased prior to FDA approval.

     b. U.S. $330,000 for each system purchased subsequent to FDA approval, provided that a minimum of twelve (12) systems per year are purchased.

     c. U.S. $300,000 for each system purchased subsequent to FDA approval, provided that a minimum of twenty (20) systems per year are purchased.

     d. U.S. $280,000 for each system purchased subsequent to FDA approval, provided that a minimum of thirty (30) systems per year are purchased.

(2) When, and if, the lithotripter system is not delivered complete, the components are priced with the following percentages of the relevant total system price:

    a. Lithotripter shockhead system...64%

    b. Fluoroscopic system.............27%

    c. Patient support system.......... 6%

    d. ECG trigger unit................ 3%

(3) The above prices are subject to adjustment if the exchange rate of the U.S. $ to the German Mark varies more than 10% from the basis of 0.70 U.S.$ per
    1.00 DM.

    Beyond this limit both parties will share the cost or benefit of exchange rate variations, e.g.:

    -  a gain of 12% of the dollar value will result in a 6% lower price.

    -  a loss of 12% of the dollar value will result in a 6% higher price.

                                   EXHIBIT 4



                            TECHNICAL SPECIFICATIONS


SAFETY STANDARDS
----------------
The following standards are fulfilled: IEC 601-1
                                       CE


SHOCK WAVE SYSTEM
-----------------
Triggering modes:                        Fixed frequency, optional ECG
                                         controlled single and double shocks,
                                         up to two (2) shocks per second

Voltage:                                 14 to 28 kv for a wide range of
                                         applications

Size of focal point:                     8 X 38mm at 20 kv (at minus 6dB)

Rise time:                               < 10 ns

Penetration depth:                       150mm

Pressure pulse duration:                 300 ns at 20 kv

Patient Coupling:                        Dry type, up to a diameter of 200mm

Water change:                            Fully automatic, after an interval set
                                         by the local service

FLUOROSCOPY SYSTEM
------------------
kv-Range:                                       40 - 105 kv

ma-Range for continuous operation:              0.1 - 3mA

BV 25:                                          7.4mA snapshot

Focal Spot:                                     0.6 - 1.5

Grid Ratio:                                     10

Size of Image Intensifier:                      15cm (6")



PATIENT SUPPORT, WITH RADIO TRANSPARENT TABLE TOP
-------------------------------------------------
TYPE:                                          Mobile, fitted with wheels
                                               and brakes

          Motorized longitudinal movement:     +/- lOOmm

          Motorized transversal movement:      +/- lOOmm

          Motorized height adjustment:         from 750 to 1,OOOmm




DIMENSIONS:


Length:                                        2,400mm

Width:                                         780mm

Height:                                        from 750 to 1,OOOmm

Weight:                                        approximately 150kg

OTHER STANDARD FEATURES

-   ECG trigger and monitoring unit:

        TYPE: ECG Hellige SM 181 monitor, with display during treatment, and trigger unit for the release of shock waves

-   Leg supports

-   Arm rests

-   Drain pan

-   IV pole



INSTALLATION

Minimum room size for
basic version:                                      4 X 4 meter

Minimum room size for
multifunctional version:                            5 X 5 meter

Power requirements                                  one (1) fixed power
                                                    connection 220V, 16 A, and
                                                    minimum three (3)wall
                                                    sockets 220V, 16 A. 50 or
                                                    60 Hz



Water supply:                                       Ordinary tap water,
                                                    purification is done by the
                                                    system

Installation time:                                  Two engineers, two days

September 18, 1996

Mr. John Voss
HMT High Medical Technologies
Bachstrasse 8
CH-8280 Krenzlingen
Switzerland

       RE: Amendment to the Distributorship Agreement
           Between HMT and HealthTronics

Dear John:

Many thanks for your letter dated August 29, 1996 concerning the reporting amendment to the Distributorship Agreement. I have signed and dated both documents. I have retained one copy for my records; your copy is enclosed.

Regards,


/s/
ROY S. BROWN

RSB/km
Enclosure

HMT High Medical Technologies
Entwicklungs-und Vertriebs AG

Bachstrasse 8                                  Healthtronics, Inc.
CH-8280 KreuzlingenTG                          13 West Park Square
                                               Suite B
Zentrale Tel.: (0041) 071 - 677 91 77          Marietta, GA 30060
Fax:                        677 91 89          USA

Direkt   Tel.: (O041) 071 - 677 91
         Fax:               677 91



                                                     Kreuzlingen, 29. Aug. 1996

Dear Roy,

Due to the legal requirements in many countries regarding the safety of medical equipment HMT as manufacturer has to assure that any incident or customer complaint is reported to the relevant authorities in the USA and in Europe even if the incident occurs in a foreign country.

You are therefore asked to cooperate in this reporting system and we have written an amendment to the existing Distributorship Agreements to formally cover your reporting obligations.

May I kindly ask you to stamp and sign one copy of the amendment and return it to HMT at your earliest convenience.

Kind personal regards




John Voss

HMT High Medical Technologies
Entwicklungs - und Vertriebs AG

                                    AMENDMENT
                                       to
                            DISTRIBUTORSHIP AGREEMENT


between
      HMT High Medical Technologies
      Entwicklungs- und Vertriebs AG
      a company organized and existing under the laws of Switzerland and having its principal place of business at Bachstrasse 8, CH - 8280 Kreurlingen validly represented by its Marketing Director, Mr. Joachim Voss

      - hereinafter referred to as HMT

and

      HealthTronics Inc.
      company organized and existing under the laws of Georgia, USA and having its principal place of business at 13 West Park Square, Suite B
      Marietta, Georgia 30060, USA
      validly represented by its President Roy Brown

      - hereinafter referred to as "Distributor"

Due to the legal requirement in many countries regarding the safety of medical equipment HMT and distributor agree that the following wording will be added to the existing paragraph headed "Reporting" in the distributorship agreement.

(a) In accordance with the requirements of the Medical Devise Directive 93/42 EWG and the code of USA federal regulations 21, and ISO 9000 standards distributor will permanently maintain a complete record of all contract products sold and installed in the contract territory. These records will list by serial numbers all hospitals with name and address, where contract products are installed.

(b) Distributor will report by telefax to HMT within 3 days any customer complaint involving death, injury and/or any other potential hazardous event.

Any other provision of the Distributorship Agreement will remain unchanged.

Cont. page 2

For HMT:                                       FOR THE DISTRIBUTOR:

HMT High Medical Technologies                  HealthTronics, Inc.
Entwicklungs und Vertriebs AG                  13 West Park Square, Suite B
Bachstrasse 8                                  Marietta, GA 30060, USA
CH - 8280 Kreuzlingen
Switzerland



Date: AUG. 29, 1996                            9/9/96


HMT by:                                        Distributor by:



Joachim Voss                                   Roy S. Brown

                                   EXHIBIT 1

Contract Territory

USA
Canada
Mexico

                                   EXHIBIT 2


Contract Products
(1) OssaTron OSA 120
(2) Accessories and Spare parts thereof
(3) Consumable and Disposables hereto



                                    EXHIBIT 3

Prices

(1) The price for the OssaTron instrument shall be as follows:

    (a) US$ 250.000 for each instrument purchased prior to FDA approval provided that such instruments are used at an Investigational Device Exemption site.

    (b) US$ 300.000 per instrument purchased subsequent to FDA approval

(2) The prices above are subject to adjustment if the exchange rate of the US$ to the German Mark varies more than 10% from the basis of 0,60 US$ per 1,00 DM. Beyond this limit both parties will share the cost or benefit of exchange rate variations.

    e.g. a gain of 12% of the dollar value will result in a 6% lower price.
         a loss of 12% of the dollar value will result in a 6% higher price.

[HEALTHTRONICS LETTERHEAD]


August 7, 1996


Mr. John Voss
High Medical Technologies
Bachstrasse 8
CH-8280 Krenzlingen
Switzerland

     RE:   Amendments to Patent License Agreement -
           LithoTron(TM) Distributorship Agreement and
           OssaTron(TM) Distributorship Agreement


Dear John:

Enclosed please find two finalized copies of the above described Agreement. Please sign both documents in the appropriate space, keep one document for your records, and return one to me.

Thanks and regards,

/s/ ROY S. BROWN
----------------
Roy S. Brown

RSB/km
Enclosure


13 West Park Sauare-Suite B-Marietta, GA 30060-(770) 419-0691-FAX (770) 419-9490

               AMENDMENTS TO PATENT LICENSE AGREEMENT, LITHOTRON
        DISTRIBUTORSHIP AGREEMENT AND OSSATRON DISTRIBUTORSHIP AGREEMENT


     This agreement is made and entered into this 7th day of August 1996, by and between HIGH MEDICAL TECHNOLOGICES ENTWICKLUNGS + VERTRIEBS AG, (hereinafter referred to as "HMT") and, HEALTHTRONICS, INC.:


                                  WITNESSETH:

     WHEREAS, HMT and Ossatronics, Inc. have entered into a distributorship dated November 22, 1994 (hereinafter referred to as the "OssaTron
Distributorship Agreement"); and

     WHEREAS, HMT and Ossatronics, Inc. have entered into a Patent License Agreement dated June 3, 1995 (hereinafter referred to as the "Patent License Agreement"); and

     WHEREAS, OssaTronics, Inc. has merged into HealthTronics, Inc., a Georgia corporation and the Distributorship Agreement and Patent License Agreement have been assigned to HealthTronics, Inc.; and

     WHEREAS, HMT, Jena, has assigned its interest in the Distributorship Agreement to HMT, Switzerland; and

     WHEREAS, HMT and HealthTronics, Inc. have entered into a Distributorship Agreement executed January 24, 1996 by HMT; and January 22, 1996 by HealthTronics, Inc. (hereinafter referred to as the "LithoTron Distributorship Agreement").

     NOW, THEREFORE, in consideration of ten dollars ($10.00) and other good and valuable consideration, the parties agree as follows:


                                       I

     The "Patent License Agreement" shall be amended and changed as follows:

(A)  Article 1 of such Agreement is amended, changed and reworded as follows:


                                   ARTICLE 1
                             Patent Rights Granted


     HMT hereby grants to LICENSEE an exclusive license to make, use, lease or sell shock wave equipment for medical treatment which would infringe any valid claim of the licensed patents upon which royalties are to be paid under this Agreement.

     Licensee is hereby granted immunity from suit under the licensed patents with regard to its customers which are relieved of any obligation to pay a royalty for aforesaid patents.

(B) All remaining provisions in the Patent License Agreement shall remain as originally set forth.


                                       II

     The "LithoTron Distributorship Agreement" shall be amended and changed as follows:

(A) Article 11, paragraph 1 of such agreement is amended, changed an reworded as follows:


                                   ARTICLE 11
                     DURATION AND TERMINATION OF AGREEMENT


(1) Unless otherwise provided herein, this agreement is effective for a term of five years beginning on the date P.M.A. is granted by the F.D.A. Upon the expiration of the initial five year term, this agreement shall automatically renew for subsequent five year terms provided that Healthtronics meets its sales commitment of not less than an average of 20 LithoTrons per year as averaged over the preceding five year term. If after any five year term, Healthtronics does not meet such sales commitment, HMT may terminate this agreement by providing notice of its intent to do so. Such notice shall be provided by registered or certified mail to the principal place of business of Healthtronics and shall be provided at least twelve months prior to the expiration of a five year term then in effect.



                                      III

     The "OssaTron Distributorship Agreement" shall be amended and changed as follows:

(A) ss10 paragraph 1 of such agreement shall be amended, changed and reworded as follows:

                                      ss10
                     DURATION AND TERMINATION OF AGREEMENT

(1) Unless otherwise provided herein, this agreement is effective for a term of five years beginning on the date P.M.A. is granted by the F.D.A. Upon the expiration of the initial five year term, this agreement shall automatically renew for subsequent five year terms provided that Healthtronics meets its sales commitment of not less than an average of 20 OssaTrons per year as averaged over the preceding five year term. If after any five year term, Healthtronics does not meet such sales commitment, HMT may terminate this agreement by providing notice of its intent to do so. Such notice shall be provided by registered or certified mail to the principal place of business of Healthtronics and shall be provided at least twelve months prior to the expiration of a five year term then in effect.

(B)  ss 13 of such agreement shall be amended, changed and reworded as follows:


                                      ss13
                              MANUFACTURING RIGHT


(1) HealthTronics shall have the exclusive right to manufacture the OssaTron OSA 120 and other subsequent models related thereto, as well as accessories, spare parts, consumables and disposables related thereto.

(2) HMT shall, within thirty days after receiving a written request, provide HealthTronics, Inc. with all drawings, technical descriptions, suppliers and all other matters requested by HealthTronics, Inc. related to manufacturing the OssaTron OSA 120 so as to enable HealthTronics, Inc. to manufacture the OssaTron OSA 120.

(3) HealthTronics, Inc. shall pay to HMT a one time fee of $1,000,000 for the manufacturing know-how, technical drawings, descriptions and other paperwork and associated documents described in section number III ss13 (2)herein.

(4) For each OssaTron device manufactured by HealthTronics, Inc. under this agreement, HealthTronics, Inc. shall pay to HMT a licensing fee not to exceed ten percent (10%) of the HealthTronics, Inc. net selling price.


                                         HMT



                                      BY:
                                         -------------------------------------
                                         Karl-Heinz Restle (Managing Director)


                                         HEALTHTRONICS, INC.


                                      BY: /s/ Roy S. Brown
                                         -------------------------------------
                                         Roy S. Brown             (President)